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                                                               EXHIBIT 10.14(ii)

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                 CB Commercial Real Estate Services Group, Inc.

                      NONQUALIFIED STOCK OPTION AGREEMENT
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     THIS NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is entered into as of August 28, 1997 by and between CB Commercial Real Estate Services Group, Inc., a Delaware corporation (the "Company"), and _______ ("Optionee") pursuant to the CB Commercial Real Estate Services Group, Inc./KMS Holding Corporation Amended 1994 Nonqualified Performance Stock Option Plan (the "Plan").


                                    RECITALS


     A. Optionee was an employee, independent director or consultant of Koll Real Estate Services or of a direct or indirect subsidiary of Koll Real Estate Services who was granted a stock option by Koll Real Estate Services or its predecessor (collectively "KRES").

     B. Koll Real Estate Services is being acquired by the Company and will thereby become a wholly owned indirect subsidiary of the Company and pursuant to the terms of the Agreement and Plan of Reorganization dated as of May 14, 1997, the Company, Koll Real Estate Services, and other persons named therein, the Company has agreed to issue this stock option to Optionee in substitution for the stock option previously granted to Optionee by KRES.


                                   AGREEMENT


     NOW, THEREFORE, in consideration of the covenants hereinafter set forth, the parties agree as follows:

1.   OPTION; NUMBER OF SHARES.  The Company hereby grants to Optionee the right
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     (the "Option") to purchase ______ shares (the "Shares") of the Common
     Stock, $.01 par value per share, of the Company (the "Common Stock") at a purchase price of $____ per share (the "Option Price"), to be paid in accordance with Section 4 hereof. The Option and the right to purchase all or any portion of the Shares is subject to the terms and conditions stated in this Agreement and in the Plan. It is intended that the Option will not qualify for treatment as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.   TERM OF AGREEMENT.  The Option, and Optionee's right to exercise the
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     Option, shall terminate when the first of the following occurs:

     a.   termination pursuant to Section 14(b) or Section 15 of the Plan;

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     b.   ______; or

     c. 90 days after the date of termination of Optionee's employment or other relationship with the Company and all of its direct or indirect subsidiaries (the "Subsidiaries") unless such termination results from Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code) or Optionee dies within 90 days after the date of termination of Optionee's employment or other relationship with the Company and all of the Subsidiaries, in which case this Agreement and the Option shall terminate 180 days after the date of termination of Optionee's employment or other relationship with the Company and all of the Subsidiaries.

3.   DEATH OF OPTIONEE; NO ASSIGNMENT.  The rights of Optionee under this
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     Agreement may not be assigned or transferred except by will, by the laws of descent or distribution or inter vivos to a trust for the benefit of Optionee or Optionee and Optionee's spouse and may be exercised during the lifetime of Optionee only by such Optionee; provided, however, that in the event of disability (within the meaning of Section 22(e)(3) of the Code) of Optionee, a designee of Optionee, or if Optionee has not designated anyone, his or her legal representative, may exercise the Option on behalf of Optionee (provided the Option would have been exercisable by Optionee) until the right to exercise the Option expires pursuant to Section 2 hereof. Any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of the Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If Optionee should die while Optionee is engaged in an employment or other relationship with the Company and/or any Subsidiary, Optionee's legal representative, Optionee's legatee, the successor trustee of Optionee's inter vivos trust or the person who acquired the right to exercise the Option by reason of the death of Optionee (individually, a "Successor") shall succeed to Optionee's rights under this Agreement. After the death of Optionee, only a Successor may exercise the Option.

4.   EXERCISE OF OPTION.  Until termination of the Option in accordance with
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     Section 2 hereof, the Option may be exercised by Optionee (or such other person specified in Section 3 hereof), upon delivery of the following to the Company at its principal executive offices:

     a. a written notice of exercise which identifies this Agreement and states the number of Shares (which may not be less than 100, or all of the Shares if less than 100 Shares then remain covered by the Option) then being purchased;

     b. a check, cash or any combination thereof in the amount of the Option Price (or payment of the Option Price in such other form of lawful consideration as the Committee may approve from time to time under the provisions of Section 8 of the Plan, including without limitation and in the sole discretion of the Committee,

          i. the assignment and transfer by Optionee to the Company of outstanding shares of Common Stock theretofore held by Optionee; and

          ii. the surrender of that number of Options necessary (based on the amount that the aggregate fair market value of the Shares covered by the Options being surrendered exceeds the aggregate Option Price with respect to such Shares) to pay the Option Price with respect to those Options being exercised, each in a manner intended to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, if applicable). Such shares of Common Stock delivered or Shares covered by Options surrendered in payment of the Option Price shall be valued at fair market value as determined by the Committee in good faith, which determination shall be final, conclusive and binding;

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     c.   a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by Optionee in connection with the exercise, in whole or in part, of the Option (unless the Committee has determined to allow the Optionee to, and the Optionee elects to, pay such tax by reducing the number of shares of Common Stock issued upon exercise of the Option (for which purpose such shares shall be valued at fair market value as determined in good faith by the Committee, which determination shall be final, conclusive and binding) or unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other income paid to Optionee by the Company or any Subsidiary, provided such arrangement satisfy the requirements of applicable tax laws); and

     d. a written representation and undertaking, if requested by the Company pursuant to Section 5.b. hereof, in such form and substance as the Company may require, setting forth the investment intent of Optionee, or a Successor, as the case may be, and such other agreements, representations and undertakings as described in the Plan.

5.   REPRESENTATIONS AND WARRANTIES OF OPTIONEE.
     ------------------------------------------

     a. Optionee represents and warrants that the Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

     b. Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Common Stock under the Act on the basis of certain exemptions from such registration requirement. Accordingly, Optionee agrees that Optionee's exercise of the Option may be expressly conditioned upon Optionee's delivery to the Company of such representations and undertakings as the Company may reasonably require in order to secure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing of such Shares. Optionee acknowledges that, because Shares receive upon exercise of an Option may be unregistered, Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Act or an exemption from such registration is available.

     c. Optionee acknowledges receipt of this Agreement granting the Option, and the Plan, and understands that all rights and liabilities connected with the Option are set forth herein and in the Plan.

6.   NO RIGHTS AS STOCKHOLDER.  Optionee shall have no rights as a stockholder
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     of any shares of Common Stock covered by the Option until the date (the
     "Exercise Date") an entry evidencing such ownership is made in the stock transfer books of the Company. Except as may be provided under Section 11 of the Plan, the Company will make no adjustment for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

7.   LIMITATION OF COMPANY'S LIABILITY FOR NONISSUANCE.  Inability of the
     -------------------------------------------------
     Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares of its Common Stock hereunder and under the Plan shall relieve the Company of any liability in respect of the

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     nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

8.   THIS AGREEMENT SUBJECT TO PLAN.  This Agreement is made under the
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     provisions of the Plan and shall be interpreted in a manner consistent with
     it. To the extent any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall control. A copy of the Plan is available to Optionee at the Company's principal executive offices upon request and without charge. The good faith interpretation of the Committee of any provision of the Plan, the Option or this Agreement, and any determination with respect thereto or hereto by the Committee, shall be final, conclusive and binding on all parties.

9.   RESTRICTIVE LEGENDS.  Optionee hereby acknowledges that federal securities
     -------------------
     laws and the securities laws of the state in which Optionee resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of the Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may reasonably deem necessary; provided, however, that any such legend shall be removed when no longer applicable.

10.  NOTICES.  All notices, requests and other communications hereunder shall be
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     in writing and, if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

     If To The Company:       CB Commercial Real Estate Services Group, Inc.
                              533 S. Fremont Avenue
                              Los Angeles, California  90071-1798
                              Attention:  Secretary

     If To Optionee:


11.  NOT AN EMPLOYMENT OR OTHER AGREEMENT.  Nothing contained in this Agreement
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     shall confer, intend to confer or imply any rights to an employment or other relationship or rights to a continued employment or other relationship with the Company and/or any Subsidiary in favor of Optionee or limit the ability of the Company and/or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment or other relationship with Optionee, subject to the terms of any written employment or other agreement to which Option is a party.

12.  GOVERNING LAW.  This Agreement shall be construed under and governed by the
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     laws of the State of Delaware without regard to the conflict of law provisions thereof.

13.  COUNTERPARTS.  This Agreement may be executed in counterparts, each of
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     which shall be deemed an original and both of which together shall be deemed one Agreement.

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     IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the date first above written.


CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.



By:  ____________________________________________
     Walter V. Stafford
     Senior Executive Vice President



OPTIONEE:


________________________________

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